UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 26, 2006

J. L. Halsey Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q		19803
Wilmington, DE		(Zip code)
(Address of principal
executive offices)

Registrant’s telephone number, including area code: (302) 691-6189

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 26, 2006, Loren McDonald, 49, joined J.L. Halsey Corporation (the “Company”) as Vice President and Chief Marketing Officer. Mr. McDonald will receive an annual base salary of $175,000 and will be eligible to receive an annual merit bonus of up to $25,000. In addition, Mr. McDonald received an award of 250,000 Company stock options, which will vest ratably each quarter over four years.

Since March of 2003, Mr. McDonald has been the vice president of marketing for EmailLabs, a leading email service provider that was acquired by the Company in October 2005. From January 2002 through March 2003, Mr. McDonald was president of Intevation, an e-marketing services consulting firm specializing in email and search engine marketing services. From December 2000 through January 2002 he served as Chief Marketing Officer of NetStruxr, an internet startup located in San Francisco, California.

On June 27, 2006, the Company issued a press release announcing the appointment of Mr. McDonald as Vice President and Chief Marketing Officer of the Company, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press Release, dated June 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. L. HALSEY CORPORATION
By:	/s/ David Burt
Name:	David Burt
Title:	Chief Executive Officer

Date: June 29, 2006

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated June 27, 2006.